UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 21, 2003

                         CAVALCADE OF SPORTS MEDIA, INC.

             (Exact name of registrant as specified in its charter)



           Nevada                  000-31048           33-0766069
----------------------------      -----------      -------------------
(State or other jurisdiction      Commission          (IRS Employer
      of Incorporation)           File Number      Identification No.)


      12268 Via Latina, Del Mar, California             92914
     ----------------------------------------         ----------
     (Address of principal executive offices)         (Zip Code)


       Registrant's Telephone Number, including area code: (858) 481-2207

         (Former name or former address, if changed since last report.)

                                    FORM 8-K

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

See Item 5.

ITEM 5. OTHER EVENTS.

Pacificap Entertainment, Inc.

As scheduled in the Plan and Agreement of Reorganization (the "Exchange Agreement") a short form merger has been filed by Cavalcade of Sports Media, Inc. (the "Company") and its subsidiary Pacificap Entertainment, Inc. Contemporaneously with the closing, the Company's name changed to Pacificap Entertainment Holdings, Inc.

To effectuate the short form merger, the Company complied with the merger statutes of Nevada and California, which entailed the filing of Articles of Merger and Plan and Agreement of Reorganization with the Secretary of State of Nevada, and the filing of a Certificate of Ownership with the Secretary of State of California which reflected that Pacificap Entertainment, Inc. was wholly owned (100%) by Cavalcade of Sports Media, Inc. The Company delayed filing this report until NASDAQ Market integrity was properly notified and updated its records to include the new CUSIP number and corporate name change. The new symbol for the Company is "PFEH"



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

After a review of the acquisitions by the Registrant's auditors, it has been determined that no audited financial statements for the two transactions are required as neither company was doing business within the meaning of the applicable SEC rules and regulations as of the acquisition dates. Accordingly, no financial statements need or will be supplied.

Attached as an Exhibit are the Articles of Merger and Certificate of Ownership filed in Nevada and California respectively for the transaction.




Exhibit Index



  10.21   Articles of Merger (Nevada)

  10.22   Certificate of Ownership (California)



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         Cavalcade of Sports Media, Inc.





                                     /s/ Ed Litwak
Date: November 24, 2003  ___________________________________
                                     By: Ed Litwak, President

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